                                                                     EXHIBIT 4.3





                        SERVICE CORPORATION INTERNATIONAL
                          REGISTRATION RIGHTS AGREEMENT




                                                              New York, New York
                                                              September 23, 2002


Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Credit Lyonnais Securities (USA) Inc.
   as Dealer Managers

c/o Banc of America Securities LLC
100 North Tryon Street, 17th Floor
Charlotte, NC 28255


Ladies and Gentlemen:

                  Service Corporation International, a Texas corporation (the "Company"), plans to make offers to exchange (the "Initial Exchange Offer") 7.70% notes due April 15, 2009 (the "New Notes") for its outstanding 6.00% notes due December 15, 2005 (the "Old Notes"), upon the terms set forth in a Dealer Manager Agreement (the "Dealer Manager Agreement") dated August 7, 2002, between the Company and you as the dealer managers (the "Dealer Managers"), relating to the Initial Exchange Offer. The New Notes are to be issued under an indenture dated as of February 1, 1993 (the "Indenture") between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"). To induce the Dealer Managers to enter into the Dealer Manager Agreement and to satisfy a condition of your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders (each a "Holder" and, together, the "Holders") from time to time of the New Notes and the Exchange Notes (as hereinafter defined), as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Dealer Manager Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Additional Interest" shall have the meaning set forth in
Section 5 hereto.

                  "Affiliate" of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Dealer Manager" shall have the meaning set forth in the preamble hereto.

                  "Dealer Manager Agreement" shall have the meaning set forth in the preamble hereto.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Offer Registration Period" shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which the effectiveness of the Exchange Offer Registration Statement or use of the accompanying Prospectus, is suspended pursuant to
Section 4 (c).

                  "Exchange Offer Registration Statement" shall mean a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchange Notes" shall mean debt securities of the Company identical in all material respects to the New Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

                  "Exchanging Dealer" shall mean any Holder (which may include any Dealer Manager) that is a Broker-Dealer and elects to exchange any New Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for Exchange Notes.

                  "Expiration Date" shall have the meaning set forth in Section 2(c)(ii) hereto.

                  "Fee" shall have the meaning set forth in the Dealer Manager Agreement.

                  "Holder" shall have the meaning set forth in the preamble hereto.

                  "Indenture" shall have the meaning set forth in the preamble hereto.

                  "Initial Exchange Offer" shall have the meaning set forth in the preamble hereto.

                  "Losses" shall have the meaning set forth in Section 7(d) hereof.

                  "Majority Holders" shall mean, on any date, the Holders of a majority of the aggregate principal amount of the New Notes (without regard to whether such New Notes are registered) and the Exchange Notes outstanding as of such date.

                  "Managing Underwriters" shall mean any investment banker or investment bankers and manager or managers appointed by Majority Holders to conduct an underwritten offering of New Notes or Exchange Notes.

                  "New Notes" shall have the meaning set forth in the preamble hereto.

                  "Old Notes" shall have the meaning set forth in the preamble hereto.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), and all amendments, supplements and exhibits thereto and all material incorporated by reference therein.

                  "Registered Exchange Offer" shall mean the proposed offer of the Company to issue and deliver to the Holders of the New Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the New Notes, a like aggregate principal amount of the Exchange Notes.

                  "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the New Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Settlement Date" shall mean the date on which the Initial Exchange Offer has been consummated.

                  "Shelf Registration" shall mean a registration under the Securities Act effected pursuant to Section 3 hereof.

                  "Shelf Registration Period" has the meaning set forth in
Section 3(b) hereof.

                  "Shelf Registration Statement" shall mean a shelf registration statement of the Company filed pursuant to the provisions of Section 3 hereof which covers all or a portion of the New Notes, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments to such registration statement, or any shelf registration statement filed prior to the date of this Agreement, as amended, under which the Company may register resales of the New Notes, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall have the meaning set forth in the preamble hereto.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Underwriter" shall mean any underwriter of New Notes in connection with an offering thereof under a Shelf Registration Statement.

                  2. Registered Exchange Offer. (a) The Company shall prepare and, not later than 90 days following the Settlement Date (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the New Notes. The Company shall use commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to become effective under the Securities Act within 180 days of the Settlement Date (or if such 180th day is not a Business Day, the next succeeding Business Day); and (ii) consummate the Registered Exchange Offer within 225 days of the Settlement Date (or if such 225th day is not a Business Day, the next succeeding Business Day).

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, in any event no later than the 10 Business Days after effectiveness of the Exchange Offer Registration Statement, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange New Notes for Exchange Notes (provided that such Holder is not an Affiliate of the Company, is acquiring the Exchange Notes in the ordinary course of such Holder's business, has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the state securities laws.



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



                  (c) In connection with the Registered Exchange Offer, the Company shall

                          (i) within 10 Business Days after the Exchange Offer
             Registration Statement is declared effective, notify each Holder of the commencement of the Registered Exchange Offer by mailing a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                          (ii) keep the Registered Exchange Offer open for not
             less than 20 Business Days and not more than 30 Business Days (not including any Business Days during such period on which the effectiveness of the Exchange Offer Registration Statement is suspended pursuant to Section 4(c)) after the date the foregoing notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law) (the "Expiration Date");

                          (iii) use commercially reasonable efforts to keep the
             Exchange Offer Registration Statement continuously effective under the Securities Act, supplemented and amended as required under the Securities Act to ensure that it is available for resales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

                          (iv) utilize the services of a depositary for the
             Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or its Affiliate;

                          (v) permit Holders to withdraw tendered New Notes at
             any time prior to [4:30] P.M. (New York time) on the last Business Day on which the Registered Exchange Offer is open;

                          (vi) prior to effectiveness of the Exchange Offer
             Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5,
             1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters and (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

                          (vii) comply in all material respects with all
             applicable laws.

                  (d) As soon as practicable following the Expiration Date, the Company shall:

                          (i) accept for exchange all New Notes validly tendered
             and not withdrawn pursuant to the Registered Exchange Offer;



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                          (ii) deliver to the Trustee for cancellation in
             accordance with Section 4(t) hereof all New Notes so accepted for exchange; and

                          (iii) cause the Trustee promptly to authenticate and
             deliver to each Holder a principal amount of Exchange Notes equal to the principal amount of the New Notes validly tendered by such Holder and so accepted for exchange.

                  (e) Each Holder hereby acknowledges and agrees that each Exchanging Dealer and any other Broker-Dealer using the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5,
1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any secondary resale transactions by such Broker-Dealer or Exchanging Dealer must be covered by an effective registration statement containing the selling security holder and plan of distribution information required by Item 507 or 508, as applicable, of the Commission's Regulation S-K if such resale transactions involve Exchange Notes obtained by such Holder in exchange for New Notes acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of delivery of the Exchange Notes pursuant to Section 2(d)(iii) above:

                          (i) any Exchange Notes received by such Holder will be
             acquired in the ordinary course of such Holder's business;

                          (ii) such Holder will have no arrangement or
             understanding with any person to participate in a distribution of the New Notes or the Exchange Notes within the meaning of the Securities Act; and

                          (iii) such Holder is not an Affiliate of the Company.

                  3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; or (ii) for any other reason the Registered Exchange Offer is not consummated within 225 days of the Settlement Date; or (iii) any Holder of Transfer Restricted Notes shall notify the Company that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Registered Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is inappropriate or unavailable for such resales by such Holder, or (C) such Holder is an Exchanging Dealer and holds New Notes acquired directly from the Company or one of its Affiliates, the Company shall promptly (x) notify all Holders of its obligation to file a Shelf Registration Statement pursuant to this Agreement, (y) deliver a questionnaire to each Holder requesting for the information which the Commission customarily requires to be disclosed in resale shelf registration statements regarding selling security holders, and (z) effect a Shelf Registration Statement in accordance with subsection (b) below.

                  (b) (i) The Company shall as promptly as practicable, but in any event within 30 days after so required or requested pursuant to this Section 3, file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement relating to the resales of New Notes by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that each Holder seeking to have the New Notes held by it covered by such Shelf Registration Statement shall have agreed to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further that with respect to a Shelf Registration Statement required pursuant to clause
(ii) of Section 3(a), the consummation of a Registered Exchange Offer shall relieve the Company of its obligations under this Section 3(b) but only in respect of its obligations under such clause (ii) of Section 3(a).

                          (i) The Company shall use commercially reasonable
             efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the New Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective for the Shelf Registration Period if it voluntarily takes any action that would result in Holders of New Notes covered thereby not being able to offer and sell such New Notes during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including, without limitation, a material acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

                          (ii) The Company shall cause the Shelf Registration
             Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of a Prospectus contained therein, in the light of the circumstances under which they were made) not misleading.

                  (c) No Holder of New Notes may include any of its New Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.



                                       7
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No Holder of New Notes shall be entitled to Additional Interest pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information within the time period specified in the immediately preceding sentence. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

                  4. Additional Registration Procedures. (a) The Company shall:

                          (i) furnish to you, at a reasonable time prior to the
             filing thereof with the Commission, a copy of each Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus or preliminary Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

                          (ii) include in each Exchange Offer Registration
             Statement the information, substantially in the form set forth (A) in Annex A hereto, on the facing page of the Exchange Offer Registration Statement; (B) in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer; (C) in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement; and (D) in Annex D hereto (including Rider A and/or Rider B thereto as appropriate) in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

                          (iii) include in each Shelf Registration Statement
             such information provided by the Holders that have returned the questionnaire referred to in Section 3(a) above as is customarily provided in such resale shelf registration statement regarding selling security holders.

                  (b) The Company shall ensure that any Registration Statement and any amendment thereto, any Prospectus forming part thereof and any amendment or supplement thereto (i) complies in all material respects with the Securities Act and the policies, rules and regulations of the Commission as announced from time to time; and (ii) does not, at the effective or filing dates thereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall promptly mail or send by facsimile a notice to you and the Holders (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

                          (i) when a Registration Statement and any amendment
             thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;



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                          (ii) of any request by the Commission for any
             amendment or supplement to a Registration Statement or the Prospectus or for additional information;

                          (iii) of the Company's knowledge of the issuance by
             the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose;

                          (iv) of the receipt by the Company of any notification
             with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                          (v) of the happening of any event that requires any
             change in a Registration Statement or the Prospectus so that, as of such date, the statements therein do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  Upon receiving notice of the occurrence of any of the events listed in this Section 4(c), each Holder will, upon request by the Company in writing, immediately discontinue further disposition of New Notes or Exchange Notes pursuant to a Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof or until it is advised in writing by the Company that use of the applicable Prospectus may resume, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies, of the Prospectus covering such New Notes or Exchange Notes that was current at the time of receipt of such notice.

                  (d) The Company shall use commercially reasonable efforts to prevent the issuance and, if issued, to obtain the withdrawal or lifting at the earliest possible time of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

                  (e) The Company shall promptly furnish to each Holder of New Notes or Exchange Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and of each post-effective amendment thereto (including a copy of all material incorporated therein by reference and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference).

                  (f) The Company shall, during the Shelf Registration Period, promptly deliver to you and to each Holder of New Notes or Exchange Notes covered by any Shelf Registration Statement, and any sales or placement agents or Underwriters acting on behalf of such Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and of any amendment or supplement thereto as such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the New Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and of each post-effective amendment thereto (including a copy of all material incorporated by reference therein, and if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference).

                  (h) The Company shall promptly deliver to you, each Holder and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and of any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you, any Holder and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and resale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

                  (i) Prior to the Registered Exchange Offer or any other offering of New Notes or Exchange Notes, as the case may be, pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the New Notes or the Exchange Notes, as the case may be, for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to (i) qualify to do business or as a broker or dealer of securities in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the Initial Exchange Offer, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any jurisdiction if it is not already so subject.

                  (j) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the unrestricted New Notes or the Exchange Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

                  (k) Upon the occurrence of any event contemplated by subsections (ii) through (v) of Section 4(c) hereof, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the persons entitled to the delivery thereof pursuant to Section 4(c) hereof, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. In such circumstances, the period of effectiveness of the

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Exchange Offer Registration Statement provided for in Section 2 and the Shelf
Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date such amended or supplemented Prospectus is mailed pursuant to this Section 4(k) to the persons entitled to the delivery thereof pursuant to Section 4(c) hereof.

                  (l) (A) Not later than the effective date of an Exchange Offer Registration Statement, the Company shall provide a CUSIP number for the Exchange Notes registered under such Exchange Offer Registration Statement and provide the Trustee with printed certificates for such Exchange Notes, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company ("DTC") and (B) as soon as practicable following the effective date of any Shelf Registration Statement hereunder, the Company shall cooperate with the Holders to facilitate the timely removal by DTC (1) from any existing CUSIP number assigned to the New Notes any designation indicating that the New Notes are "restricted securities," which efforts shall include delivery to DTC of a letter executed by the Company substantially in the form of Exhibit A hereto and (2) of any other stop or restriction on DTC's system with respect to the New Notes. In the event the Company is unable to cause DTC to take the actions described in the immediately preceding sentence, the Company shall provide, as soon as practicable, a CUSIP number for the New Notes registered under the Shelf Registration Statement and to cause the CUSIP number to be assigned to the registered New Notes or the Exchange Notes, as the case may be (or to the maximum aggregate principal amount of the New Notes or Exchange Notes, as the case may be, to which such number may be assigned). Upon compliance with the foregoing requirements of this Section 4(l)(B), the Company shall provide the Trustee with printed certificates for such New Notes in a form eligible for deposit with DTC.

                  (m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of each Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                  (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement.

                  (o) The Company may require each Holder of New Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such additional information regarding the Holder and the distribution of such New Notes as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. The Company may exclude from such Shelf Registration Statement the New Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (p) The Company shall, if requested, use commercially reasonable efforts to incorporate promptly in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as a Holder may reasonably request in writing to be incorporated in a Prospectus or any Shelf Registration Statement concerning such Holder and the disposition of such Holder's New Notes and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably possible after the receipt of notification from such Holders of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other reasonable and appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or disposition of the New Notes or Exchange Notes, as the case may be, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

                  (r) In the case of any Shelf Registration Statement, the Company shall:

                          (i) make reasonably available for inspection by the
             selling Holders of New Notes to be registered thereunder, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the selling Holders or any such Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; provided, however, that all such information shall be kept confidential by the selling Holders or any such Underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (i);

                          (ii) cause the Company's officers, directors,
             employees, accountants and auditors to supply all relevant information reasonably requested by the selling Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that all such information shall be kept confidential by the selling Holders or any such Underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (ii);

                          (iii) make such representations and warranties as may
             be reasonably requested by any Holder of New Notes and as are customarily made by the Company to Underwriters in primary underwritten offerings;

                          (iv) obtain opinions of counsel to the Company and
             updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

                          (v) obtain "cold comfort" letters and updates thereof
             from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired directly or indirectly by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of New Notes registered thereunder and the Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                          (vi) deliver such documents and certificates as may be
             reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with
             Section 4(k) hereof and with any customary conditions contained in the underwriting agreement.

The actions set forth in the foregoing subclauses (iii), (iv), (v) and (vi) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (s) In the case of any Exchange Offer Registration Statement, the Company shall:

                          (i) make reasonably available for inspection by you,
             and any attorney, accountant or other agent retained by you, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; provided, however, that all such information shall be kept confidential by you or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (i);

                          (ii) cause the Company's officers, directors,
             employees, accountants and auditors to supply all relevant information reasonably requested by you or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that all such information shall be kept confidential by you or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (ii);

                          (iii) make such representations and warranties as may
             reasonably be requested by you and as are customarily made by the Company to Underwriters in primary underwritten offerings;

                          (iv) obtain opinions of counsel to the Company and
             updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to you and your counsel) addressed to you, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by you or your counsel;

                          (v) obtain "cold comfort" letters and updates thereof
             from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired directly or indirectly by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to you, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by you or your counsel, including those to evidence compliance with
         Section 4(k) and with conditions customarily contained in underwriting agreements.

The actions set forth in the foregoing subclauses (iii), (iv), (v) and (vi) shall be performed at (A) the close of the Registered Exchange Offer and (B) the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

                  (t) During the pendency of the Registered Exchange Offer, upon delivery of the New Notes by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or cause to be marked, on the New Notes so exchanged that such New Notes are to be canceled in exchange for the Exchange Notes. In no event shall the New Notes be marked as paid or otherwise satisfied.

                  (u) The Company shall use commercially reasonable efforts to cause the securities covered by a Registration Statement to be rated, if possible, with at least one nationally recognized statistical rating agency, if so requested by the Majority Holders or by any Managing Underwriters.

                  (v) In the case of any Shelf Registration Statement, if any Broker-Dealer shall underwrite any New Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such New Notes or as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

                          (i) if such Rules or By-Laws shall so require,
             engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of such Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such New Notes;

                          (ii) indemnifying any such qualified independent
             underwriter to the extent of the indemnification of Underwriters provided in Section 7 hereof; and

                          (iii) providing such information to such Broker-Dealer
             as may be required in order for such Broker-Dealer to comply with the requirements of such Rules or By-Laws.

             The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration of New Notes or Exchange Notes, as the case may be, covered by a Registration Statement.


                  5. Additional Interest (a) The parties hereto acknowledge that the Holders will suffer damages if the Company fails to perform its obligations under Section 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that:

                           (i) the Exchange Offer Registration Statement has not been filed on or prior to the 90th day following the Settlement Date (or if such 90th day is not a Business Day, the next succeeding Business Day);

                           (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day following the Settlement Date (or if such 180th day is not a Business Day, the next succeeding Business Day);

                           (iii)    neither the Exchange Offer has been
                                    completed nor the Shelf Registration
                                    Statement has been declared effective on or prior to the 225th day following the Settlement Date (or if such 225th day is not a Business Day, the next succeeding Business
                                    Day); or

                           (iv) after the Exchange Offer Registration Statement or Shelf Registration Statement is declared effective, such Registration Statement ceases to be effective or usable in connection with the Registered Exchange Offer or resales of the New Notes or the Exchange Notes during a period in which it is required to be effective hereunder without being succeeded within two Business Days by any additional Registration Statement or post-effective amendment covering the New Notes or the Exchange Notes, as the case may be, which has been filed and declared effective within two Business Days after such filing;

(each such event referred to in the foregoing clauses (i) through (iv), a "Registration Default"), then additional interest ("Additional Interest") will accrue on the principal amount of the New Notes and the Exchange Notes, respectively (in addition to the stated interest on the New Notes and the Exchange Notes), from and including the date on which any Registration Default first occurs and while any such Registration Default has occurred and is continuing, to but excluding the date on which such Registration Default is cured. Additional Interest will accrue at a rate of

0.25% per annum during the 90-day period immediately following such first occurrence of a Registration Default and while any such Registration Default has occurred and is continuing, and shall increase by 0.25% per annum at the end of each subsequent 90-day period up to a maximum of 0.50% per annum with respect to all Registration Defaults, until the date on which such Registration Default is cured, on which date the interest rate on the New Notes and the Exchange Notes, respectively, will revert to the interest rate originally borne by such notes.

                  (b) The Company shall notify the Trustee immediately upon its knowledge the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the New Notes or Exchange Notes, as the case may be, by depositing with the Trustee (which shall not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 11:00 A.M. on the next interest payment date specified in the Indenture sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture to the record holders entitled to receive the interest payment to be made on such date.

                  (c) The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that will be suffered by Holders by reason of the happening of any Registration Default.

                  (d) All of the Company's obligations set forth in this Section 5 shall survive the termination of this Agreement.

                  6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in connection with any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Dealer Manager for the reasonable fees and disbursements of one firm or counsel designated by the Dealer Managers to act as counsel for the Dealer Managers in connection therewith.

                  7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder covered by any Registration Statement (including each Dealer Manager and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls you or any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  The Company also agrees to indemnify as provided in this
Section 7(a) or contribute as provided in Section 7(d) hereof to Losses of each Underwriter of New Notes or Exchange Notes, as the case may be, registered under a Registration Statement, their directors, officers, employees or agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

                  (b) Each Holder of securities covered by a Registration Statement (including each Dealer Manager and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), severally and not jointly, agrees to indemnify and hold harmless the Company, and each of its respective directors and officers who signs such Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the indemnity in
Section 7(a) from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 or notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve the indemnifying party from its obligations pursuant to this Agreement except to the extent it has been materially prejudiced by such failure. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice to the indemnifying party of the institution of such action; or (iii) the indemnifying party shall authorize (in writing) the indemnified party to employ separate counsel at the expense of the indemnifying party. In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties. Such firm shall be designated in writing by the Majority Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). An indemnifying party shall not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Exchange Offer and the Registration Statement which resulted in such Losses; provided, however, that to the extent permitted by applicable law, no Dealer Manager shall be responsible, in the aggregate, for any amount in excess of the Fee applicable to such New Note, or in the case of an Exchange Note, applicable to the New Note that was exchangeable into such Exchange Note, in connection with the Initial Exchange Offer as set forth in the Dealer Manger Agreement, nor shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the New Notes or Exchange Notes, as the case may be, purchased by such Underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to (x) the aggregate principal amount of Old Notes exchanged in the Initial Exchange Offer (before deducting expenses), minus (y) the aggregate amount of Fees paid by the Company under the Dealer Manager Agreement. Benefits received by the Dealer Managers shall be deemed to be equal to the aggregate amount of Fees received by the Dealer Managers under the Dealer Manager Agreement, and benefits received by any Holders shall be deemed to be equal to the value of receiving New Notes or Exchange Notes, as applicable, registered under the Securities Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were collectively treated as one party for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 7, and shall survive the sale by a Holder of securities covered by a Registration Statement.

                  8. Underwritten Registrations. (a) If any of the New Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

                  (b) No Holder may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Holder (i) agrees to sell such Holder's New Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  9. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall the Company, on or after the date hereof, enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

                  10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, the Holders of a majority in the aggregate principal amount of the Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of any Dealer Manager hereunder, the Company shall obtain the written consent of each such Dealer Manager against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may alternatively be given by the Majority Holders of the New Notes or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

                  11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the address of such Holder in the books maintained by the Trustee for such purpose pursuant to the Indenture, with a copy in like manner to you;

                  (b) if to you, initially to: Banc of America Securities LLC, 100 North Tryon Street, 12th Floor, Charlotte, NC 28255 (facsimile number (704) 388-0830); and

                  (c) if to the Company, initially to: Mr. Frank T. Hundley, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019 (facsimile number (713) 525-7710).

                  All such notices and communications shall be deemed to have been duly given when received. Each party hereto by notice to the other parties may designate additional or different addresses of such party for subsequent notices or communications.

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of New Notes and Exchange Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of New Notes and Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.


                  13. Counterparts. This Agreement may be in signed counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  14. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

                  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  17. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of New Notes or Exchange Notes is required hereunder, New Notes or Exchange Notes, as applicable, held by any of the Company or any of their Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such New Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Dealer Managers as of this 23rd day of September 2002.


                                     Very truly yours,

                                     Service Corporation International


                                     By  /s/ JEFFREY E. CURTISS
                                        ------------------------------------
                                     Name:  Jeffrey E. Curtiss
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Treasurer




                       [ADDITIONAL SIGNATURE PAGE FOLLOWS]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of this 25th day of September 2002.

By: BANC OF AMERICA SECURITIES LLC
as Lead Dealer Manager


By /s/ ANDREW C. KARP
  -----------------------------
Name:  Andrew C. Karp
Title: Managing Director



By: J.P. MORGAN SECURITIES INC.
as Co-Dealer Manager


By /s/ STEVEN TULIP
  -----------------------------
Name:  Steven Tulip
Title: Managing Director



By: LEHMAN BROTHERS INC.
as Co-Dealer Manager


By /s/ STEVEN G. DELANEY
  -----------------------------
Name:  Steven G. Delaney
Title: Managing Director



By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Co-Dealer Manager


By /s/ ALAN J. BLACKBURN
  -----------------------------
Name:  Alan J. Blackburn
Title: Managing Director



By: CREDIT LYONNAIS SECURITIES (USA) INC.
as Co-Dealer Manager


By /s/ ANDREW J. EINHORN
  -----------------------------
Name:  Andrew J. Einhorn
Title: Managing Director

                                                                         ANNEX A

                  Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, during a period starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, they will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B



                  Each Broker-Dealer that receives Exchange Notes for its own account in exchange for New Notes, where such New Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

                  Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge and agree that it will deliver a prospectus (the "Prospectus") in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until [__________, ____,] all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. The Company will not receive any proceeds from any sale of Exchange Notes by Broker-Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of one year after the Expiration Date, the Company shall promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the holders of the New Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

                  [If applicable, add information required by Items 507 and 508 of Regulation S-K.]

                                                                         ANNEX D

Rider A


                  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:
                           ------------------------------
                  Address:
                           ------------------------------

                           ------------------------------


Rider B


If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for New Notes, it represents that the New Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes, however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                                       EXHIBIT A

                 FORM OF LETTER TO BE PROVIDED BY THE COMPANY TO

                          THE DEPOSITORY TRUST COMPANY

The Depository Trust Company
7 Hanover Square, 23rd Floor
New York, NY 10004

               Re: __% Notes Due 20__ (the "Notes") of Service Corporation International. (the "Company")

Ladies and Gentlemen:

                  Please be advised that the Securities and Exchange Commission has declared effective a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with regard to all of the Notes referenced above. Accordingly, there is no longer any restriction as to whom such Notes may be sold and any restrictions on the CUSIP designation are no longer appropriate and may be removed. I understand that upon receipt of this letter, DTC will remove any stop or restriction on its system with respect to this issue.

                  As always, please do not hesitate to call if we can be of further assistance.


                                               Very truly yours,


                                               Authorized Officer